CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Amendment Number 1 to Form S-1/A of our report included herein dated March 25, 2009 (except for Note 22, dated September 2, 2009), with respect to the consolidated balance sheets of ZST Digital Networks, Inc. and subsidiaries as of December 31, 2008, 2007 and 2006 and the related consolidated statements of operations, changes in stockholders’ equity and comprehensive income and cash flows for each of the years in the three year period ended December 31, 2008. We also consent to the reference of our Firm’s name under the caption “Experts” in such Registration Statement and related prospectus.

Kempisty & Company,
Certified Public Accountants, P.C.
New York, New York

Dated: January 14, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Amendment Number 1 to Form S-1/A of our report included herein dated March 25, 2009 (except for Note 22, dated September 2, 2009) with respect to the condensed Parent only balance sheets of ZST Digital Networks, Inc. as of December 31, 2008 and 2007 and the related condensed Parent only statements of operations and cash flows for the year ended December 31, 2008 and the period January 3, 2007 (inception) to December 31, 2007 included in Footnote 23 to the Consolidated Financial Statements of ZST Digital Networks, Inc.

Kempisty & Company,
Certified Public Accountants, P.C.
New York, New York

Dated: January 14, 2010